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Exhibit 5.1

[LETTERHEAD OF]
STOEL RIVES LLP

July 19, 2010

Huntsman International LLC
500 Huntsman Way
Salt Lake City, UT 84108

  Re:
  Registration Statement of Huntsman International LLC

Ladies and Gentlemen:

        Reference is made to the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-167611) filed by Huntsman International LLC, a Delaware limited liability company (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and exchange by the Company (the "Exchange Offer") of up to $350,000,000 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2020 that have been registered under the Securities Act (collectively, the "New Notes"), which New Notes will be guaranteed by each of the guarantors named in Schedule I hereto (the "Note Guarantors") for a like principal amount of the Company's outstanding 8 5/8% Senior Subordinated Notes due 2020 (the "Old Notes"), which Old Notes have also been guaranteed by the Note Guarantors.

        In connection with the preparation of this opinion letter and as the basis for the opinions set forth below (the "Opinions"), we have made such investigations of the laws of the State of Utah, the laws of the State of Delaware and the laws of the State of New York as we have deemed relevant and necessary, and we have examined the following documents:

          (a)   a photocopy of an executed counterpart of the Indenture dated as of March 17, 2010, among the Company, as issuer, the Note Guarantors, and Wells Fargo Bank, N.A. as trustee (the "Indenture"); and

          (b)   the form of the Old Notes and the form of the New Notes.

In addition, we have reviewed the documents executed by the Company and the Note Guarantors and the corporate or other entity actions of the Company and the Note Guarantors in connection with these matters and have examined such other records, certificates and other documents and questions of law we have deemed necessary as a basis for the Opinions.

        For purposes of this opinion letter, the following terms and phrases have the following meanings:

            (i)  "laws of the State of Delaware" or "Delaware law" means and is limited to present published statutes of the State of Delaware, the applicable provisions of the Delaware constitution, the administrative rules and regulations of agencies of the State of Delaware as contained in the present published Delaware Administrative Code, and the present published decisions of the courts of the State of Delaware that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

           (ii)  "laws of the State of New York" or "New York law" means and is limited to present published statutes of the State of New York, the applicable provisions of the New York constitution, the administrative rules and regulations of agencies of the State of New York as contained in the present published Official Compilation of Codes, Rules and Regulations of the State of New York, and the present published decisions of the courts of the State of New York that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

          (iii)  "laws of the State of Utah" or "Utah law" means and is limited to the present published statutes of the State of Utah, the applicable provisions of the Utah constitution, the administrative rules and regulations of agencies of the State of Utah as contained in the present published Utah Administrative Code and the present published decisions of the courts of the State of Utah that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

        Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter and under current interpretations of the laws of the State of Utah, the laws of the State of Delaware and the laws of the State of New York, we are of the opinion that:

          1.     The Company and each limited liability company Note Guarantor organized under the laws of the State of Delaware is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

          2.     Each corporate Note Guarantor incorporated under the laws of the State of Delaware is validly existing as a corporation in good standing under the laws of the State of Delaware.

          3.     Each corporate Note Guarantor incorporated under the laws of the State of Utah is validly existing as a corporation in good standing under the laws of the State of Utah.

          4.     Huntsman Purchasing, Ltd. is validly existing as a limited partnership in good standing under the laws of the State of Utah.

          5.     The Company and each limited liability company Note Guarantor organized under the laws of the State of Delaware has the limited liability company power and the limited liability company authority to execute and deliver the Indenture and to perform its respective obligations thereunder (including in the case of such Note Guarantors, the guarantee of the New Notes pursuant to the Indenture); and the limited liability company action required to be taken by the Company and each limited liability company Note Guarantor organized under the laws of the State of Delaware for the due authorization, execution and delivery of the Indenture and the consummation by it of the transactions contemplated thereby (including in the case of such Note Guarantors, the guarantee of the New Notes pursuant to the Indenture) has been duly and validly taken.

          6.     Each corporate Note Guarantor incorporated under the laws of the State of Utah and each corporate Note Guarantor incorporated under the laws of the State of Delaware has the corporate power and corporate authority to execute and deliver the Indenture and to perform its respective obligations thereunder (including the guarantee of the New Notes pursuant to the Indenture); and the corporate action required to be taken by each corporate Note Guarantor incorporated under the laws of the State of Utah and each corporate Note Guarantor incorporated under the laws of the State of Delaware for the due authorization, execution and delivery of the Indenture and the consummation by it of the transactions contemplated thereby (including the guarantee of the New Notes pursuant to the Indenture) has been duly and validly taken.

          7.     Huntsman Purchasing, Ltd. has the limited partnership power and limited partnership authority to execute and deliver the Indenture and to perform its obligations thereunder (including the guarantee of the New Notes pursuant to the Indenture); and the limited partnership action required to be taken by Huntsman Purchasing, Ltd. for the due authorization, execution and delivery of the Indenture and the consummation by it of the transactions contemplated thereby (including the guarantee of the New Notes pursuant to the Indenture) has been duly and validly taken.

          8.     The Indenture has been duly authorized, executed and delivered by the Company, each Note Guarantor incorporated or organized under the laws of the State of Utah and each Note Guarantor incorporated or organized under the laws of the State of Delaware.

          9.     When (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Notes have been duly executed, authenticated and delivered in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the New Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          10.   When (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Notes have been duly executed, authenticated and delivered in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the provisions of the Indenture applicable to the Note Guarantors (including the guarantee of the New Notes pursuant to the Indenture) will be the legally valid and binding obligations of the Note Guarantors, enforceable against the Note Guarantors in accordance with their terms.

        The Opinions are predicated upon and are limited by the matters set forth in the Opinions and are further subject to the qualifications, exceptions, assumptions and limitations set forth below:

          A.    We are members of the bar of the State of Utah and do not express any opinion in this opinion letter covering any law other than the laws of the State of Utah and the laws of the State of Delaware, as applicable, and, with respect to the enforceability opinions set forth in Opinions 9 and 10, the laws of the State of New York. We are not qualified to practice law in the State of Delaware or the State of New York, and our Opinions in this opinion letter regarding the laws of the State of Delaware and the laws of the State of New York are limited solely to our review of provisions of the laws of the State of Delaware and the laws of the State of New York which we consider normally applicable to transactions of the type contemplated by the Exchange Offer, without our having made any special investigation as to the applicability of another statute, law, rule, code, act, regulation or judicial decision.

          B.    The enforceability opinions set forth in Opinions 9 and 10 are subject to the qualification that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law)

          C.    With respect to the enforceability opinions set forth in Opinions 9 and 10, to the extent such opinions relate to the laws of the State of Texas, England and the Cayman Islands, we have relied solely upon the respective opinions of (i) Vinson & Elkins L.L.P., Houston, Texas, as special counsel to Huntsman Ethyleneamines LLC, a Texas limited liability company, Huntsman Fuels LLC, a Texas limited liability company, Huntsman International Fuels LLC, a Texas limited liability company, and Huntsman Propylene Oxide LLC, a Texas limited liability company, (ii) Walkers, Cayman Islands, as special counsel to Tioxide Americas Inc., a corporation incorporated under the laws of the Cayman Islands, and (iii) Dickinson Dees LLP, as special counsel to Tioxide Group, an unlimited company organized under the laws of England, in each case, dated the date hereof, a copy of each of which is being filed as an exhibit to the Registration Statement, and such opinions to the extent they relate to such states' laws are based upon and subject to the assumptions, qualifications, limitations and exclusions set forth in such letters, which are incorporated herein by reference.

          D.    In rendering the Opinions, we have assumed that the Company and each Note Guarantor has complied with the provisions of the securities laws, "blue sky" laws, securities regulations, and/or securities rules of any applicable state and the United States of America.

          E.    In rendering the Opinions, we have assumed (i) the genuineness of all signatures, (ii) the capacity and the authority of all individuals executing documents (other than officers of the Company and the Note Guarantors incorporated or organized under the laws of the State of Delaware and the laws of the State of Utah), (iii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity, in all material respects, of all copies of the Indenture to the copy of the Indenture examined by us.

          F.     The Opinions are as of the date of this opinion letter and we assume no obligation to update or supplement the Opinions to reflect any facts or circumstances that may later come to our attention or any change in the law that may occur after the date of this opinion letter.

        This opinion letter is furnished solely for the benefit of the Company and may not be filed with or furnished to any person and may not be quoted or referred to, orally or in writing, in whole or in part, without our prior written consent. We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                      Respectfully submitted,

                      /s/ STOEL RIVES LLP

 Schedule I

Note Guarantors

Name of Guarantor	Jurisdiction of Incorporation/Organization
Airstar Corporation	Utah
Huntsman Advanced Materials Americas LLC	Delaware
Huntsman Advanced Materials LLC	Delaware
Huntsman Australia Inc.	Utah
Huntsman Chemical Purchasing Corporation	Utah
Huntsman Enterprises, Inc.	Utah
Huntsman Ethyleneamines LLC	Texas
Huntsman Fuels LLC	Texas
Huntsman International Financial LLC	Delaware
Huntsman International Fuels LLC	Texas
Huntsman International Trading Corporation	Delaware
Huntsman MA Investment Corporation	Utah
Huntsman MA Services Corporation	Utah
Huntsman Petrochemical LLC	Delaware
Huntsman Petrochemical Purchasing Corporation	Utah
Huntsman Procurement Corporation	Utah
Huntsman Propylene Oxide LLC	Texas
Huntsman Purchasing, Ltd.	Utah
Polymer Materials Inc.	Utah
Tioxide Americas Inc.	Cayman Islands
Tioxide Group	U.K.

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  Exhibit 5.1
[LETTERHEAD OF] STOEL RIVES LLP
Schedule I Note Guarantors